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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 8, 1999

                            CONTINUCARE CORPORATION
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    FLORIDA
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-21910                                       59-2716023
 -----------------------                      ---------------------------------
 (Commission File Number)                     (Irs Employer Identification No.)

         Continucare Corporation
         100 Southeast 2nd Street, 36th Floor
         Miami, Florida                                            33131
 (Address of Principal Executive Office)                         (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective April 8, 1999, Continucare Corporation, a Florida corporation (the "Registrant"), sold substantially all the assets of its rehabilitation subsidiaries, Rehab Management Systems, Inc., a Florida corporation, IntegraCare, Inc., a Florida corporation, J.R. Rehab Associates, a North Carolina corporation, and Continucare Occmed Services, Inc., a Florida corporation (such subsidiaries being collectively referred to as the "Rehab Companies"), to Kessler Rehabilitation of Florida, Inc., a Florida corporation ("Kessler"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement (the "Agreement') attached as Exhibit 2.1 to this Report.

         The Rehab Companies are collectively engaged in the business of providing outpatient rehabilitation and contract rehabilitation services (the "Business"). The assets of the Rehab Companies sold pursuant to the terms of the Agreement primarily include managed care contracts and leases for facilities where the Business is conducted, together with certain accounts receivable, inventory and equipment associated with the Business.

         In consideration for the assets of the Rehab Companies, Registrant received approximately $5.5 million in cash, of which $4.0 million was used to reduce the $5.0 million principal amount outstanding under the Registrant's term loan with First Union National Bank of Florida. The amount of consideration paid by Kessler to the Registrant for the assets of the Rehab Companies was determined through arms' length negotiations between representatives of the Registrant and Kessler. The Registrant anticipates that it will recognize a loss of approximately $5.5 - $6.5 million as a result of this transaction.

         J. Kenneth Looloian, a member of Registrant's Board of Directors, also serves as a member of the Board of Trustees of the Henry H. Kessler Foundation, an affiliate of Kessler. Mr. Looloian abstained from voting on the terms of the Agreement as a member of Registrant's Board of Directors.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma financial information of the Registrant as of December 31, 1998, reflecting the sale of the Rehab Companies is attached hereto as Exhibit 7(b) and is incorporated herein by reference.

         (c)      EXHIBITS

         2.1 Asset Purchase Agreement, dated as of April 7, 1999, by and among Continucare Corporation, Rehab Management Systems, Inc., IntegraCare, Inc., J.R. Rehab Associates, Inc., Continucare Occmed Services, Inc., and Kessler Rehabilitation of Florida, Inc.

         7(b) Unaudited pro forma financial information of the Registrant as of December 31, 1998, reflecting the sale of the Rehab Companies.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONTINUCARE CORPORATION

Date:  April 21, 1999        By: /s/ Charles M. Fernandez
                                 ----------------------------------------------
                                 Charles M. Fernandez
                                 Chairman, Chief Executive Officer and President


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                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated as of April 7, 1999, by and among Continucare Corporation, Rehab Management Systems, Inc., IntegraCare, Inc., J.R. Rehab Associates, Inc., Continucare Occmed Services, Inc., and Kessler Rehabilitation of Florida, Inc.

7(b) Unaudited pro forma financial information of the Registrant as of December 31, 1998, reflecting the sale of the Rehab Companies.